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EXHIBIT 21 - SUBSIDIARIES


                     CONE MILLS CORPORATION AND SUBSIDIARIES

                                                                                                                    Percentage
                                                                                    State or                        of Voting
                                                                                Jurisdiction of                     Securities
                  Name                             Address                       Incorporation                       Owned
--------------------------------------       ---------------------             -------------------              -----------------
Cone Mills (Mexico), S.A.                    Mexico City                       Mexico, D. F.                             99 %
     de C.V.

Comercializadora Cone Mills,                 Mexico City                       Mexico, D.F.                              99
     S.A. de C.V.

Cone Mills (Europe) S.A.                     Zaventem, Belgium                 Brussels, Belgium                        100

Cone Singapore, PTE., Ltd.                   Singapore                         Republic of Singapore                    100

Cone Foreign Sales                           Greensboro, NC                    Barbados                                 100
     Corporation

Cone Mills International                     Greensboro, NC                    North Carolina                           100
     Corporation

Cone Global Finance Corp.                    San Francisco, CA                 California                               100

CIPCO S.C., Inc.                             Carlisle, S.C.                    Delaware                                 100

Cornwallis Development Co.                   Greensboro, NC                    North Carolina                           100

Boelas Pipeline                              Greensboro, NC                    Louisiana                                100
     Corporation

Cliffside Railroad                           Cliffside, NC                     North Carolina                            98
     Company

House 'N Home Fabrics                        New York, NY                      New York                                 100
     and Draperies, Inc.

Cone Receivables, LLC                        Greensboro, NC                    Delaware                                 100

Cone Foreign Trading, LLC                    Greensboro, NC                    North Carolina                           100